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Exhibit 3.6

THIRD AMENDED AND RESTATED
BY-LAWS
OF
KINETIC CONCEPTS, INC.
EFFECTIVE FEBRUARY 27, 2004

ARTICLE I
OFFICES

        Section 1.    Principal Office.    The principal office of the Corporation shall be in the City of San Antonio, Texas.

        Section 2.    Other Offices.    The Corporation may also have offices at such other places both within and without the State of Texas as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II
SHAREHOLDERS

        Section 1.    Time and Place of Meeting.    All meetings of the shareholders shall be held at such a time and at such place, within or without the State of Texas, or by means of remote communication, as shall be determined by the Board of Directors in its sole discretion.

        Section 2.    Annual Meetings.    The annual meeting of shareholders of the Corporation for the election of directors of the Corporation, and for the transaction of such other business as may properly come before such meeting, shall be held at such place, date and time as shall be fixed by the Board of Directors and designated in the notice or waiver of notice of such annual meeting.

        Section 3.    Special Meetings.    Special meetings of the shareholders may be called at any time by the President, the Board of Directors, or the holders of not less than fifty percent (50%) of all shares entitled to vote at the proposed special meeting. Business transacted at special meetings shall be confined to the purposes stated in the notice of the meeting.

        Section 4.    Notice.    Written or printed notice stating the place, day and hour of any shareholders' meeting, the means of any remote communications by which the shareholders may be considered present and may vote at the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, personally, by electronic transmission or by mail, by or at the direction of the President, Secretary, or the officer or person(s) calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, to the shareholder at his address as it appears on the stock transfer books of the Corporation. For purposes of these By-Laws, "electronic transmission" means a form of communication that: (a) does not directly involve the physical transmission of paper; (b) creates a record that may be retained, retrieved, and reviewed by the recipient; and (c) may be directly reproduced in paper form by the recipient through an automated process. Any notice required to be given to a shareholder pursuant to this Section 4 or any other provision of these By-Laws, the Articles of Incorporation of the Corporation or any provision of the Texas Business Corporation Act (herein called the "Act") need not be given to such shareholder if (a) notice of two (2) consecutive annual meetings of shareholders of the Corporation, and all notices of meetings of shareholders of the Corporation held during the period between such annual meetings, if any, or (b) all (but in no event less than two (2)) payments (if sent by first class mail) of distributions or interest on securities of the Corporation during any twelve-month period, have been mailed to such shareholder at his address as shown on the records of the Corporation and have been returned undeliverable, and any action or meeting of shareholders of the Corporation taken or held without notice to such shareholder shall have the same force and effect as if notice had been duly given to such shareholder; provided, however, that if such shareholder delivers to the Corporation a written notice setting forth his or her then current address, the requirement that notice be given to such shareholder shall be reinstated.

        Section 5.    Record Date.    The Board of Directors may fix in advance a record date for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such record date to be not less than ten (10) nor more than sixty (60) days prior to such meeting, or the Board of Directors may close the stock transfer books for such purpose for a period of not less than ten (10) nor more than sixty (60) days prior to such meeting. In the absence of any action by the Board of Directors, the date upon which the notice of the meeting is mailed shall be the record date.

        Section 6.    List of Shareholders.    The officer or agent of the Corporation having charge of the share transfer records for shares of the Corporation shall make, at least ten (10) days before each meeting of the shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of voting shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any such shareholder at any time during the usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share transfer records shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meetings of shareholders.

        Section 7.    Quorum.    Except as otherwise provided by law or the Articles of Incorporation, the holders of a majority of the issued and outstanding shares and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by the Act. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote, present in person or presented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. When any adjourned meeting is reconvened and a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. Once a quorum is constituted, the shareholders present or represented by proxy at a meeting may continue to transact business until adjournment, notwithstanding the subsequent withdrawal therefrom of such number of shareholders as to leave less than a quorum.

        Section 8.    Voting.    When a quorum is present at any meeting, the vote of the holders of a majority of the shares present or represented by proxy at such meeting and entitled to vote shall be the act of the shareholders, unless the vote of a different number is required by the Act, the Articles of Incorporation or these By-Laws. No vote of the shareholders need be taken by written ballot or by electronic transmission unless otherwise required by law. Any vote not required to be taken by ballot or by electronic transmission may be conducted in any manner approved by the Board of Directors.

        Section 9.    Proxy.    Each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share having voting power held by such shareholder. Every proxy must be executed in writing by the shareholder or by his duly authorized attorney-in-fact, and shall be filed with the Secretary of the Corporation prior to or at the time of the meeting. A telegram, telex, cablegram, or other form of electronic transmission, including telephone transmission, by the shareholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing executed by the shareholder, shall be treated as an execution in writing for purposes of this Section. Any electronic transmission must contain or be accompanied by information from which it can be determined that the transmission was authorized by the shareholder. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided therein. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law.

        Section 10.    Action by Written Consent.    Any action required by the Texas Business Corporation Act, as presently in effect and as hereafter amended, to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by (x) in the case of any action that has been recommended for approval of the shareholders by the Board of Directors and as to which the Board of Directors has not directed that such action be submitted for approval of the shareholders at an annual or special meeting of shareholders, the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted and (y) in the case of any other action, the holder or holders of all the shares entitled to vote with respect to the action that is the subject of such consent. Any such consent shall have the same force and effect as a vote of shareholders authorizing or approving such action.

        Section 11.    Meetings by Conference Telephone or Remote Communication.

          (a)   Shareholders may participate in and hold meetings of shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

          (b)   If authorized by the Board of Directors, and subject to such guidelines and procedures as the Board of Directors may adopt, shareholders not physically present at a meeting of shareholders may, by means of remote communication, participate in the meeting and be deemed present in person and vote at the meeting, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a shareholder, (ii) the Corporation shall implement reasonable measures to provide such shareholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) the Corporation maintains a record of any shareholder vote or other action taken at the meeting by means of remote communication.

        Section 12.    Organization of Meetings.    At every meeting of shareholders the presiding officer shall be the Chairman of the Board of Directors or, in the event of his or her absence or disability, any officer or director chosen by resolution of the Board of Directors. The Secretary, or in the event of his or her absence or disability, any Assistant Secretary designated by the presiding officer, if any, or if there be no Assistant Secretary, in the absence of the Secretary, an appointee of the presiding officer, shall act as Secretary of the meeting.

        Section 13.    Conduct of Meetings.    The date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting shall be announced at the meeting by the presiding officer of the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the presiding officer of any meeting of shareholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding officer, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding officer of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding officer of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding officer of any meeting of shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding officer should so determine, such person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the presiding officer of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

        Section 14.    Notice of Shareholder Business and Nominations.

          (a)    Annual Meetings of Shareholders.

              (i)  Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (A) pursuant to the Corporation's notice of the meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors or the Chairman of the Board, or (C) by any shareholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in clauses (ii) and (iii) of this paragraph and who was a shareholder of record at the time such notice is delivered to the Secretary of the Corporation.

             (ii)  For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (C) of paragraph (a)(i) of this Section 14, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not fewer than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the first anniversary of the preceding year's annual meeting (which anniversary date, in the case of the first annual meeting of shareholders following the closing of the Corporation's initial underwritten public offering of common stock, shall be deemed to be May 14, 2004) and in any event at least forty-five (45) days prior to the first anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year's annual meeting of shareholders (which anniversary date of such mailing, as it relates to the first annual meeting of shareholders following the closing of the Corporation's initial underwritten public offering of common stock, shall be deemed to be March 15, 2004); provided that if the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than seventy (70) days from such anniversary date of the preceding year's annual meeting, notice by the shareholder to be timely must be so delivered not earlier than one hundred fifty (150) days prior to such annual meeting and not later than the close of business on the later of the one hundred twentieth (120th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In no event shall the adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described above. Such shareholder's notice shall set forth (A) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14a-11 thereunder, or any successor provisions, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (B) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting (including the text of any resolution proposed for consideration), the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and of any beneficial owner on whose behalf the proposal is made; and (C) as to the shareholder giving the notice and any beneficial owner on whose behalf the nomination or proposal is made (1) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner, (2) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner, (3) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (4) a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from shareholders in support of such proposal or nomination. The foregoing notice requirements shall be deemed satisfied by a shareholder if the shareholder has notified the Corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 promulgated under the Exchange Act, or any successor provisions, and such shareholder's proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

            (iii)  Notwithstanding anything in the second sentence of paragraph (a)(ii) of this Section 14 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least one hundred (100) days prior to the first anniversary of the preceding year's annual meeting (which anniversary date, in the case of the first annual meeting of shareholders following the closing of the Corporation's initial underwritten public offering of common stock, shall be deemed to be May 14, 2004), a shareholder's notice under this paragraph shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

          (b)    Special Meetings of Shareholders.    Only such business as shall have been brought before the special meeting of the shareholders pursuant to the Corporation's notice of meeting pursuant to Section 3 of this Article shall be conducted at such meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation's notice of meeting (1) by or at the direction of the Board of Directors or (2) by any shareholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section 14 and who is a shareholder of record at the time such notice is delivered to the Secretary of the Corporation. Nominations by shareholders of persons for election to the Board of Directors may be made at such special meeting of shareholders if the shareholder's notice as required by paragraph (a)(ii) of this Section 14 shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the one hundred and fiftieth (150th) day prior to such special meeting and not later than the close of business on the later of the one hundred twentieth (120th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the adjournment of a special meeting commence a new time period (or extend any time period) for the giving of a shareholder's notice as described above.

          (c)    General.

              (i)  Only persons who are nominated in accordance with the procedures set forth in this Section 14 shall be eligible to be elected as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 14. Except as otherwise provided by law, the Articles of Incorporation or these By-Laws, the presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed in accordance with the procedures set forth in this Section 14 and, if any proposed nomination or business is not made or proposed in compliance with this Section 14 (including whether the shareholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such shareholder's nominee or proposal in compliance with such shareholder's representation as required by clause (a)(ii)(C)(4) of this Section 14), to declare that such defective proposal or nomination shall be disregarded. Notwithstanding the foregoing provision of this Section 14, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders of the Corporation to present a nomination or business, such proposed nomination or business shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

             (ii)  For purposes of this Section 14, the term "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act.

            (iii)  Notwithstanding the foregoing provisions of this Section 14, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 14. Nothing in this Section 14 shall be deemed to affect any rights (A) of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act, or (B) of the holders of any series of Preferred Stock, if any, to elect directors if so provided under any applicable resolutions of the Board of Directors establishing any series of Preferred Stock.

        Section 15.    Inspectors of Elections.    Preceding any meeting of the shareholders, the Board of Directors shall appoint one (1) or more persons to act as Inspectors of Elections, and may designate one (1) or more alternate inspectors. In the event no inspector or alternate is able to act, the person presiding at the meeting shall appoint one (1) or more inspectors to act at the meeting. No person who is a candidate for an office at an election may serve as an inspector at such election. Each inspector shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector shall:

          (a)   ascertain the number of shares outstanding and the voting power of each;

          (b)   determine the shares represented at a meeting and the validity of proxies and ballots;

          (c)   specify the information relied upon to determine the validity of any electronic transmissions in accordance with Section 9 of this Article;

          (d)   count all votes and ballots;

          (e)   determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors;

          (f)    certify his or her determination of the number of shares represented at the meeting, and his or her count of all votes and ballots;

          (g)   appoint or retain other persons or entities to assist in the performance of the duties of inspector; and

          (h)   when determining the shares represented and the validity of proxies and ballots, be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with Section 9 of this Article, ballots and the regular books and records of the Corporation. The inspector may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers or their nominees or a similar person which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the shareholder holds of record. If the inspector considers other reliable information as outlined in this section, the inspector, at the time of his or her certification pursuant to paragraph (f) of this section, shall specify the precise information considered, the person or persons from whom the information was obtained, when this information was obtained, the means by which the information was obtained, and the basis for the inspector's belief that such information is accurate and reliable.

        Section 16.    Opening and Closing of Polls.    The date and time for the opening and the closing of the polls for each matter to be voted upon at a shareholder meeting shall be announced at the meeting. The inspector shall be prohibited from accepting any ballots, proxies or votes or any revocations thereof or changes thereto after the closing of the polls, unless a court of proper jurisdiction upon application by a shareholder shall determine otherwise.

ARTICLE III
DIRECTORS

        Section 1.    Numbers of Directors.    The Corporation shall have such number of directors as may be provided from time to time by a resolution of the Board of Directors, but no decrease shall have the effect of reducing the term of any incumbent director. Directors shall be elected at the annual meeting of the shareholders, except as provided in Section 4 of this Article, and each director shall hold office until his successor is elected and qualified. Directors need not be shareholders of the Corporation or residents of the State of Texas.

        Section 2.    Staggered Board and Election.    Except as otherwise provided by or fixed pursuant to the provisions of the Articles of Incorporation with respect to the right(s) of holders of any Preferred Stock or series of Preferred Stock to elect any additional director(s), the directors shall be divided into three (3) classes, designated as Class A, Class B, and Class C (which at all times shall be as nearly equal in number as possible), with the term of office of the initial Class A directors to expire at the 2005 Annual Meeting of Shareholders, the term of office of the initial Class B directors to expire at the 2006 Annual Meeting of Shareholders, and the term of office of the initial Class C directors to expire at the 2007 Annual Meeting of Shareholders, upon election and qualification of their successors. At each annual meeting of shareholders after such classification, qualification, and election, directors elected to succeed those directors whose terms shall have expired shall be elected for a full term of office, as applicable, to expire at the third ensuing annual meeting of shareholders after their election, upon election and qualification of their successors. The initial classification of directors shall be as determined by action of the Board of Directors. The directors of the Corporation, except for any director(s) who may be elected as otherwise provided by or fixed pursuant to the provisions of the Articles of Incorporation with respect to the right(s) of holders of any Preferred Stock or series of Preferred Stock to elect any additional director(s), shall be elected in accordance with this Section 2 by the shareholders of the Corporation entitled to vote thereon at each annual meeting of shareholders. In any election of directors, the persons receiving a plurality of the votes cast, up to the number of directors to be elected in such election, shall be deemed elected.

        Section 3.    Resignation or Removal.    Directors may resign at any time by giving notice to the Corporation in writing or by electronic transmission. Subject to the right of the holders of any Preferred Stock or series of Preferred Stock then outstanding, at any meeting of shareholders called expressly for that purpose, any director, or the entire Board of Directors, may be removed, but only for "cause" (as defined below) and only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the shares then entitled to vote in the election of directors, provided that notice of the meeting at which such removal is considered states that one of the purposes of the meeting is the removal of a director or directors. Except as may otherwise be provided by law, "cause" for removal shall exist only if any director whose removal has been proposed:

          (a)   has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal,

          (b)   has been adjudged by a court of competent jurisdiction to be liable for gross negligence or misconduct in the performance of the duties of such director to the Corporation in connection with a matter of substantial importance to the Corporation, and such adjudication has become final and non-appealable, or

          (c)   during the previous year, failed to attend at least seventy-five percent (75%) of the aggregate number of meetings of the Board of Directors and the committees thereof of which such director was a member.

        Section 4.    Vacancies.    Subject to the rights of the holders of any Preferred Stock or series of Preferred Stock then outstanding, any vacancy occurring in the Board of Directors by reason of resignation or removal or any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual or special meeting of shareholders called for that purpose or may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors; provided, however, that a directorship to be filled by reason of an increase in the number of directors may be filled by the Board of Directors for a term of office continuing only until the next election of one or more directors by the shareholders and the Board of Directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders. A director elected to fill a vacancy, other than a vacancy filled by the Board of Directors by reason of an increase in the number of directors, shall be elected for the unexpired term of his predecessor in office.

        Section 5.    General Powers.    The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all powers of the Corporation and do all such lawful acts and things as are not by the Act, the Articles of Incorporation or by these By-Laws directed or required to be exercised or done by the shareholders.

        Section 6.    Place of Meetings.    The directors of the Corporation may hold their meetings, both regular and special, either within or without the State of Texas.

        Section 7.    Annual Meetings.    The first meeting of each newly elected Board of Directors shall be held without further notice immediately following the annual meeting of the shareholders, and at the same place, unless by unanimous consent of the directors then elected and serving such time or place shall be changed.

        Section 8.    Regular Meetings.    Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors.

        Section 9.    Special Meetings.    Special meetings of the Board of Directors may be called by the President on two days' notice to each director, either personally or by mail or by telegram. Special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of any two directors.

        Section 10.    Quorum.    At all meetings of the Board of Directors, the presence of a majority of the number of directors fixed by Section 1 of this Article shall be necessary and sufficient to constitute a quorum for the transaction of business, and the affirmative vote of at least a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by the Act, the Articles of Incorporation or these By-Laws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time without notice than announcement at the meeting, until a quorum shall be present.

        Section 11.    Executive Committee.    The Board of Directors may, by resolution passed by a majority of the whole Board, designate an Executive Committee, to consist of two or more directors. The Board of Directors may designate one of such directors as chairman, who shall preside at all meetings of such Committee. In the absence of such a designation, the Chairman of the Board of Directors shall serve as chairman of such Committee. To the extent provided in the resolution of the Board of Directors, the Executive Committee shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the Corporation, except where action of the Board of Directors is required by the Act or by the Articles of Incorporation, and shall have the power to authorize the seal of the Corporation to be affixed to all papers which may require it. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. Any member of the Executive Committee may be removed, for or without cause, by the affirmative vote of a majority of the whole Board of Directors. If any vacancy or vacancies occur in the Executive Committee, such vacancy or vacancies shall be filled by the affirmative vote of a majority of the whole Board of Directors.

        Section 12.    Other Committees.    The Board of Directors may, by resolution passed by a majority of the whole Board, designate other committees, each committee to consist of two or more directors, which committees shall have such power and authority and shall perform such functions as may be provided in such resolution. Such committee or committees shall have such name or names as may be designated by the Board of Directors and shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

        Section 13.    Compensation of Directors.    The directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such compensation shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

        Section 14.    Action by Written Consent.    Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee designated by the Board of Directors may be taken without a meeting if a written consent, setting forth the action so taken, is signed by all the members of the Board of Directors or of such committee, and such consent shall have the same force and effect as a unanimous vote at a meeting.

        Section 15.    Meetings by Conference Telephone.    Members of the Board of Directors or members of any committee designated by the Board of Directors may participate in and hold a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transactions of any business on the ground that the meeting is not lawfully called or convened.

        Section 16.    Preferred Stock Directors.    Notwithstanding the foregoing, whenever the holders of any Preferred Stock or series of Preferred Stock shall be entitled to elect any additional director(s) at an annual or special meeting of shareholders, the election, term of office, filling of vacancies, and other terms and features of such directorship(s) shall be governed by the terms and features of the Articles of Incorporation, and any resolutions of the Board of Directors establishing any series of Preferred Stock, and the director(s) so elected shall not be divided into classes pursuant to this Article unless expressly provided by such terms and features.

ARTICLE IV
NOTICES

        Section 1.    Form of Notice.    Whenever under the provisions of the Act, the Articles or Incorporation or these By-Laws, notice is required to be given to any director or shareholder, and no provision is made as to how such notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given in writing, personally, by electronic transmission or by mail, postage prepaid, addressed to such director or shareholder at such address as appears on the books of the Corporation. Any notice required or permitted to be given by mail shall be deemed to be given at the time when the same be thus deposited, postage prepaid, in the United States mail as aforesaid.

        Section 2.    Waiver.    Whenever any notice is required to be given to any director or shareholder of the Corporation, under the provisions of the Act, the Articles of Incorporation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated in such notice, shall be deemed equivalent to the giving of such notice.

ARTICLE V
OFFICERS

        Section 1.    In General.    The officers of the Corporation shall be elected by the Board of Directors and shall be a President, a Secretary and a Treasurer. The Board of Directors may also, if it chooses to do so, elect a Chairman of the Board, a Chief Executive Officer, additional Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers, all of whom shall also be officers. Two or more offices may be held by the same person.

        Section 2.    Election.    The Board of Directors at its first meeting after such annual meeting of the shareholders shall elect a President and, if it so chooses, may elect a Chairman of the Board and a Chief Executive Officer. The Chairman of the Board and the Chief Executive Officer shall be members of the Board, but the other officers need not be members of the Board. The Board of Directors may appoint such other officers and agents as it shall deem necessary and may determine the salaries of all officers and agents from time to time. The officers shall hold office until their successors are chosen and qualified. Any officer elected or appointed by the Board of Directors may be removed, for or without cause, at any time by a majority vote of the whole Board. Election or appointment of an officer or agent shall not of itself create contract rights.

        Section 3.    Chairman.    The Chairman of the Board of Directors, if there be a Chairman, shall preside at all meetings of the shareholders and the Board of Directors and shall have such other powers as may from time to time be assigned by the Board of Directors.

        Section 4.    Chief Executive Officer.        The Chief Executive Officer, if there be a Chief Executive Officer, shall preside at all meetings of the shareholders and the Board of Directors, if a Chairman of the Board has not been elected, and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall have general and active management and control of the business and affairs and property of the Corporation, subject to the control and direction of the Board of Directors and any committees thereof, and shall exercise such powers and perform such duties as shall be assigned to or required of him from time to time by the Board of Directors or any committee thereof. The Chief Executive Officer shall execute all contracts requiring a seal and shall also execute mortgages, conveyances or other legal instruments in the name of and on behalf of the Corporation, but this provision shall not prohibit the delegation of such powers by the Board of Directors to some other officer, agent or attorney-in-fact of the Corporation. If there shall be no Chairman, or during his disability, the Chief Executive Officer shall perform the duties and exercise the powers of the Chairman.

        Section 5.    President.    The President shall generally assist and report directly to the Chief Executive Officer and shall have such powers and duties as may be delegated by the Board of Directors or the Chief Executive Officer. If there shall be no Chief Executive Officer, or during the disability of the Chief Executive Officer, the President shall perform the duties and exercise the powers of the Chief Executive Officer.

        Section 6.    Vice Presidents.    The Vice President or, if there be more than one, the Vice Presidents in the order of their seniority or in any other order determined by the Board of Directors, shall, in the absence or disability of the Senior Vice President, perform the duties and exercise the powers of the Senior Vice President, and shall generally assist the President and Senior Vice Presidents and perform such other duties as the Board of Directors shall prescribe.

        Section 7.    Secretary.    The Secretary shall attend all sessions of the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for any other committees of the Board when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall keep in safe custody the seal of the Corporation.

        Section 8.    Assistant Secretaries.    Any Assistant Secretary shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as may be prescribed by Board Directors or the President.

        Section 9.    Treasurer.    The Treasurer shall have the custody of all corporate funds and securities, and shall keep full and accurate accounts of receipts and disbursements of the Corporation, and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and directors at the regular meetings of the Board or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation, and shall perform such other duties as may be prescribed by the Board of Directors or the President.

        Section 10.    Assistant Treasurers.    Any Assistant Treasurer shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as may be prescribed by the Board of Directors or the President.

ARTICLE VI
CERTIFICATES REPRESENTING SHARES

        Section 1.    Form of Certificates.    The Corporation shall deliver certificates representing shares to which shareholders are entitled. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors and shall be numbered consecutively and entered in the books of the Corporation as they are issued. Each certificate shall state on the face thereof the holder's name, the number, class of shares, and the par value of the shares or a statement that the shares are without par value. They shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary, and may be sealed with the seal of the Corporation or a facsimile thereof if the Corporation shall then have a seal. If any certificate is countersigned by a transfer agent or registered by a registrar, either of which is other than the Corporation or an employee of the Corporation, the signatures of the Corporation's officers may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on such certificate or certificates, shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation or its agents, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed the certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

        Section 2.    Lost Certificates.    The Board of Directors may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing the issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of the lost or destroyed, certificate, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such form, in such sum, and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

        Section 3.    Transfer of Shares.    Shares of stock shall be transferable only on the books of the Corporation by the holder thereof in person or by his duly authorized attorney and, upon surrender to the Corporation or to the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or the transfer agent of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

        Section 4.    Registered Shareholders.    The Corporation shall be entitled to recognize the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VII
GENERAL PROVISIONS

        Section 1.    Dividends.    Dividends upon the outstanding shares of the Corporation, subject to the provisions of the Act and of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting. Dividends may be declared and paid in cash, in property, or in shares of the Corporation, provided that all such declarations and payments of dividends shall be in strict compliance with all applicable laws and the Articles of Incorporation. The Board of Directors may fix in advance a record date for the purposes of determining shareholders entitled to receive payment of any dividend, such record date to be not more than sixty (60) days prior to the payment of such dividend, or the Board of Directors may close the stock transfer books for such purpose for a period of not more than fifty (50) days prior to the payment date of such dividend. In the absence of any action by the Board of Directors, the date upon which the Board of Directors adopts the resolution declaring such dividend shall be the record date.

        Section 2.    Reserves.    There may be created by resolution of the Board of Directors out of the earned surplus of the Corporation such reserve or reserves as the Board of Directors from time to time, in its discretion, deems proper to provide for contingencies or to equalize dividends, or to repair or maintain any property of the Corporation, or for such other purpose as the Board shall deem beneficial to the Corporation, and the Board may modify or abolish any reserve in the same manner in which it was created.

        Section 3.    Fiscal Year.    The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

        Section 4.    Annual Statement.    The Board of Directors shall present at each annual meeting and when called for by vote of the shareholders at any special meeting of the shareholders, a full and clear statement of the business and condition of the Corporation.

        Section 5.    Disallowed Payments.    Any payment made to an officer of the Corporation such as a salary, commission, bonus, interest, or rent, or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the Corporation to the full extent of such disallowance. It shall be the duty of the Directors, as a Board, to enforce payment by the officer, subject to the determination of the Directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the Corporation has been recovered.

        Section 6.    Business Combination Law.    The Corporation expressly elects not to be governed by Part Thirteen of the Act.

ARTICLE VIII
INDEMNIFICATION OF OFFICERS AND DIRECTORS

        Section 1.    As utilized in this Article, the following terms shall have the meanings indicated:

          (a)   The term "corporation" includes any domestic or foreign predecessor entity of the Corporation in a merger, consolidation or other action in which the liabilities of the predecessor are transferred to the Corporation by operation of law and in any other transaction in which the Corporation assumes the liabilities of the predecessor, but does not specifically exclude liabilities that are the subject matter of this Article.

          (b)   The term "director" means any person who is or was a director of the corporation and any person who, while a director of the corporation, is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.

          (c)   The term "expenses" includes court costs and attorneys' fees.

          (d)   The term "official capacity" means: (i) when used with respect to a director, the office of director in the corporation, and (ii) when used with respect to a person other than a director, the elective or appointive office in the corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the corporation, but (iii) in both (i) and (ii) above does not include service for any other foreign or domestic corporation or any partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.

          (e)   The term "proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding and any inquiry or investigation that could lead to such an action, suit or proceeding.

        Section 2.    The corporation shall indemnify a person who was, is or is threatened to be made a name defendant or respondent in a proceeding because the person is or was a director only if it is determined, in accordance with Section 6 of this Article, that the person (a) conducted himself or herself in good faith; (b) reasonably believed: (1) in the case of conduct in the official capacity as a director of the corporation, that the conduct was in the corporation's best interests, and (ii) in all other cases, that the conduct was at least not opposed to the corporation's best interests; and (iii) in the case of any criminal proceeding, had no reasonable cause to believe the conduct was unlawful.

        Section 3.    A director shall not be indemnified by the corporation as provided in Section 2 of this Article for obligations resulting from a proceeding (a) in which the director is found liable on the basis that a personal benefit was improperly received by the director, whether or not the benefit resulted from an action taken in the person's official capacity, or (b) in which the person is found liable to the corporation, except to the extent permitted in Section 5 of this Article.

        Section 4.    The termination of a proceeding by judgment, order, settlement or conviction or on a plea of nolo contendere or its equivalent is not of itself determinative that the person did not meet the requirements set forth in Section 2 of this Article. A person shall be deemed to have been found liable in respect of any claim, issue or matter only after the person shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom.

        Section 5.    A person shall be indemnified by the corporation as provided in Section 2 of this Article against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses actually incurred by the person in connection with the proceeding; but if the person is found liable to the corporation or is found liable on the basis that a personal benefit was improperly received by the person, the indemnification (a) shall be limited to reasonable expenses actually incurred by the person in connection with the proceeding, and (b) shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of the person's duty to the corporation.

        Section 6.    A determination of indemnification under Section 2 of this Article shall be made (a) by a majority vote of the directors who at the time of the vote are not named defendants or respondents in the proceeding, regardless of whether the directors not named defendants or respondents constitute a quorum; (b) by a majority vote of a committee of the board of directors, if: (i) the committee is designated by a majority vote of the directors who at the time of the vote are not named defendants or respondents in the proceeding, regardless of whether the directors not named defendants or respondents constitute a quorum; and (ii) the committee consists solely of one or more of the directors not named as defendants or respondents in the proceeding; (c) by special legal counsel selected by the board of directors or a committee thereof by a vote as set forth in subsection (a) or (b) of this Section 6; or (d) by the shareholders in a vote that excludes the shares held by directors who are named defendants or respondents in the proceeding.

        Section 7.    Authorization of indemnification and determination as to reasonableness of expenses shall be made in the same manner as the determination that the indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination as to reasonableness of expenses shall be made in the manner specified by subsection (c) of Section 6 of this Article for the selection of special legal counsel.

        Section 8.    The corporation shall indemnify a director against reasonable expenses incurred by the director in connection with a proceeding in which the director is a named defendant or respondent because the person is or was a director if the director has been wholly successful, on the merits or otherwise, in the defense of the proceeding.

        Section 9.    If upon application of a director, a court of competent jurisdiction determines, after giving any notice the court considers necessary, that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director has met the requirements set forth in Section 2 of this Article or has been found liable in the circumstances described in Section 3 of this Article, the corporation shall indemnify the director to such further extent as the court shall determine; but if the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification shall be limited to reasonable expenses actually incurred by the person in connection with the proceeding.

        Section 10.    Reasonable expenses incurred by a present director who was, is or is threatened to be made a named defendant or respondent in a proceeding shall be paid or reimbursed by the corporation in advance of the final disposition of the proceeding and without the determination specified in Section 6 of this Article or the authorization or determination specified in Section 7 of this Article, after the corporation receives a written affirmation by the director of a good faith belief that the standard of conduct necessary for indemnification under this Article has been met and a written undertaking by or on behalf of the director to repay the amount paid or reimbursed if it is ultimately determined the he has not met that standard or if it is ultimately determined that indemnification of the director against expenses incurred by him in connection with that proceeding is prohibited by Section 5 of this Article. Notwithstanding any authorization or determination specified in this Article, reasonable expenses incurred by a former director or officer, or a present or former employee or agent of the corporation, who was, is, or is threatened to be made a named defendant or respondent in a proceeding may be paid or reimbursed by the corporation, in advance of the final disposition of the proceeding, on any terms the Board of Directors considers appropriate.

        Section 11.    The written undertaking required by Section 10 of this Article shall be an unlimited general obligation of the director, but need not be secured. It may be accepted without reference to financial ability to make repayment.

        Section 12.    Notwithstanding any other provision of this Article, the corporation may pay or reimburse expenses incurred by a director in connection with an appearance as a witness or other participation in a proceeding at a time when he is not a named defendant or respondent in the proceeding.

        Section 13.    An officer of the corporation shall be indemnified by the corporation as and to the same extent provided by Sections 7, 8 and 9 of this Article for a director and is entitled to seek indemnification under those sections to the same extent as a director. The corporation may indemnify and advance expenses to an officer, employee or agent of the corporation to the same extent that it may indemnify and advance expenses to directors under this Article. A determination of indemnification for an employee or agent of the corporation is not required to be made in accordance with Section 6 of this Article.

        Section 14.    The corporation may indemnify and advance expenses to persons who are not or were not officers, employees or agents of the corporation but who are or were serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, to the same extent that is may indemnify and advance expenses to directors under this Article.

        Section 15.    The corporation may indemnify and advance expenses to an officer, employer, agent or person identified in Section 14 of this Article and who is not a director to such further extent, consistent with law, as may be provided by the articles of incorporation, these bylaws, general or specific action of the board of directors or contract or as permitted or required by common law.

        Section 16.    The corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, against any liability asserted against such person and incurred by such person in such a capacity or arising out of the status as such a person, whether or not the corporation would have the power to indemnify such person against that liability under this Article. If the insurance or other arrangement is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which the corporation would not have the power to indemnify the person only if including coverage for the additional liability has been approved by the shareholders of the corporation. Without limiting the power of the corporation to procure or maintain any kind of insurance or other arrangement, the corporation may, for the benefit of persons indemnified by the corporation (a) create a trust fund, (b) establish any form of self-insurance, (c) secure its indemnity obligations by grant of a security interest or other lien on the assets of the corporation, or (d) establish a letter of credit, guaranty or surety arrangement. The insurance or other arrangement may be procured, maintained or established within the corporation or with any insurer or other person deemed appropriate by the board of directors, regardless of whether all or part of the stock or other securities of the insurer or other person are owned in whole or part by the corporation. In the absence of fraud, the judgment of the board of directors as to the terms and conditions of the insurance or other arrangement and the identity of the insurer or other person participating in an arrangement shall be conclusive and the insurance or arrangement shall not be voidable and shall not subject the directors approving the insurance or arrangement to liability, on any ground, regardless of whether directors participating in the approval are beneficiaries of the insurance or arrangement.

        Section 17.    Any indemnification of or advance of expenses to a director in accordance with this Article shall be reported in writing to the shareholders with or before the notice or waiver of notice of the next meeting of shareholders or with or before the next submission to shareholders of a consent to action without a meeting and, in any case, within the twelve (12) month period immediately following the date of the indemnification or advance.

        Section 18.    For purposes of this Article, the corporation is deemed to have requested a director to serve an employee benefit plan whenever the performance by the director of director's duties to the corporation also imposes duties on, or otherwise involves services by, the director to the plan or participants or beneficiaries of the plan. Excise taxes assessed on a director with the respect to an employee benefit plan pursuant to applicable law shall be deemed to be fines. Action taken or omitted by the director with respect to an employee benefit plan in the performance of the director's duties or for a purpose reasonably believed by the director to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

        Section 19.    To the extent there is any conflict between this Article and the Texas Business Corporation Act, as the same exists or may hereafter be amended, it is intended that the Corporation shall indemnify its directors to the fullest extent provided by the Texas Business Corporation Act, as the same exists or may hereafter be amended, or any successor statute.

ARTICLE IX
BY-LAWS

        Section 1.    Amendments.    These By-Laws may be amended, altered or repealed, or new By-Laws adopted:

          (a)   by resolution adopted by a majority of the entire Board of Directors; or

          (b)   at any annual or special meeting of shareholders upon the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, provided that, in the case of a special meeting of shareholders, notice of such amendment, alteration, repeal or adoption is contained in the notice of such meeting.

        Section 2.    When By-Laws Silent.    It is expressly recognized that when the By-Laws are silent as to the manner of performing any corporate function, the provisions of the Act shall control.

QuickLinks

THIRD AMENDED AND RESTATED BY-LAWS OF KINETIC CONCEPTS, INC. EFFECTIVE FEBRUARY 27, 2004
ARTICLE III DIRECTORS
ARTICLE VIII INDEMNIFICATION OF OFFICERS AND DIRECTORS
ARTICLE IX BY-LAWS